UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

AULTRA GOLD INC.
(Exact name of registrant as specified in its charter)

Nevada	333-126748	98-0448154
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

  120 North 5 th Street
JACKSONVILLE, OR 97530
(Address of principal executive offices)

(Registrant's telephone number, including area code): (541) 899-1915

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
 Agent, Consulting and Financial Public Relations Agreement

Also, on May 23, 2008 (the “Effective Date”), the Company entered into an Investor Relations Agreement (the “IR Agreement”) with Midwest Stock Consulting, LLC, a corporation engaged in the business of providing advice, management and financial relations services to public companies (“Consultant”). Pursuant to the IR Agreement, Consultant agreed to provide the following services to the Company for a period of two months from the Effective Date: profiles on Consultant’s website, daily contact with market participants via optin email, the Company’s shareholders to contact consultant via email or telephone.  In consideration for the Services, the Company agreed to compensate Consultant as follows: 100,000 restricted shares of the Company’s Common Stock.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.10	Investor Relations Services Agreement*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aultra Gold, Inc.

May 23, 2008	By:	/s/ Rauno Perttu
Rauno Perttu
President and Chief Executive Officer

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